                                                                    EXHIBIT 10.3
                                                                    ------------

                          [NBC TV NETWORK LETTERHEAD]


                                                            January 1, 1996


Heritage Media Corp.
c/o WPTZ
5 Television Drive
Plattsburgh, New York  12901

               Re:  WPTZ (Plattsburgh, New York)
                    ----------------------------

          Reference is made to the Affiliation Agreement dated August 28, 1995 (the "Agreement") between the NBC Television Network ("NBC") and Heritage Media Corp. ("Heritage"), licensee of WPTZ (Plattsburgh, New York) (collectively, the "Station") relating to the affiliation of WPTZ with NBC. In consideration of the mutual agreements of the parties as set forth herein, NBC and the Station hereby agree to amend the Agreement as set forth below:

A.  Extension of Term.  The parties hereby agree to extend the initial term of
    -----------------
the Agreement until January 1, 2006. Paragraph 1 of the Agreement is hereby amended by deleting the reference to "seven (7)" and substituting "eleven (11)" in its place.

B.  Clearance of "Saturday Today.  "Station agrees to immediately commence
    ----------------------------
clearance of "Saturday Today" and to continue clearance of "Saturday Today" (or replacement programming) during the remaining term of the Agreement. The parties hereby agree to delete Paragraph 3(f) of the Agreement in its entirety and to renumber existing Paragraph "3(g)" as Paragraph "3(f)".

C.  Clearance of Fourth Daytime Hour.  Station agrees to clear a fourth hour of
    --------------------------------
NBC weekday daytime programming (the "Fourth Daytime Hour") no later than September 1, 1997 and to continue such clearance during the remaining term of the Agreement. The parties hereby agree to delete Paragraph 3(e) of the Agreement in its entirety and substitute the following in its place:

          "(e) Upon the earlier of (i) September 1, 1997 or (ii) the expiration or termination (without giving effect to any renewal term) of any of Station's existing contractual commitments for non-NBC programming broadcast by Station during the hours 9:00 A.M.-4:00 P.M., Monday through Friday, Station agrees to clear an additional one (1) hour of NBC Daytime programming Monday through Friday during such 9:00 A.M.- 4:00 P.M. time period so that Station would clear a total of four (4) hours of NBC Daytime weekday programming during such hours. Upon Station's clearance of such additional one (1) hour of NBC Monday through Friday Daytime Programming, such additional one (1) hour shall then become part of the Daytime Programmed Time Period for purposes of Paragraphs 2(b) and 3(a) hereof."

In consideration of Station's agreements set forth herein, effective as of January 1, 1996, NBC agrees to pay Station regular network compensation pursuant to Paragraph 5 of the Agreement as if Station is
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clearing such Fourth Daytime Hour, notwithstanding that Station shall not be obligated to clear such programming until the earlier of the dates set forth in the foregoing amended Paragraph 3(e) of the Agreement.

D.   Additional Payment Amount.  Effective as of January 1, 1996, the parties
     -------------------------
hereby agree to delete "EXHIBIT E" to the Agreement in its entirety and to substitute the "AMENDED EXHIBIT E"' set forth as Attachment I hereto in its place.

E.   Ownership and Control of WNNE-TV.  Notwithstanding anything contained
     --------------------------------
herein or in the Agreement to the contrary, in the event that WNNE-TV is not owned and controlled by Heritage or an entity controlled by, controlling or under common control with Heritage, as licensee of WPTZ, then NBC shall have the right to reduce Station's Network Station Rate (as set forth in Paragraph 5 of the Agreement) and/or the Additional Payment Amounts (as set forth on Amended Exhibit E set forth as Attachment I to this letter agreement) as may be appropriate to reflect the reduced coverage area of WPTZ, on a combined basis with WNNE-TV.

F. Except as otherwise provided herein, the Agreement shall remain in full force and effect. Each defined term used herein without definition shall have the meaning assigned to such term in the Agreement.

          Please indicate your agreement to the foregoing by signing in the space indicated below.

                              Very truly yours,

                              NATIONAL BROADCASTING COMPANY, INC.


                              By: /s/ John F. Damiano
                                  -------------------
                                    Name:  John F. Damiano
                                    Title: VP, Affiliate Relations


AGREED AND ACKNOWLEDGED:

HERITAGE MEDIA CORP.

By:  /s/ [ILLEGIBLE]
     ---------------------------
     Name:
     Title:

                                  EXHIBIT "A"
                                  -----------

                              ECONOMIC ADJUSTMENTS


          Adjustments due to a preemption of an NBC program referred to in Paragraph 4(b) of this Agreement will be calculated using the following two factors:

          1. "Station's NBC delivery percentage" which is the Station's audience contribution to NBC Network programs expressed as a percentage. (This is the same NBC delivery percentage used in the annual compensation evaluation.)

          2. "Program revenue" which is the average NBC Network revenue for the preempted program. (NOTE: Program revenue will be the average revenue per program based on total annual revenue for that program, except revenue for each prime time program, which will be adjusted for the day of the week and the quarter in which the program is aired.)

               Station's NBC delivery percentage is multiplied by the program revenue to yield the dollar adjustment. An example:

               Station preempts "Program X"
               Station's NBC Network delivery % = 2.1%
               NBC'S revenue for "Program XI" = $900,000
               $900,000 x 2.1% = $18,900 payment to NBC

                                  EXHIBIT "B"

WPTZ, PLATTSBURGH, NEW YORK

                                           Compensation Matrix
                                      -----------------------------
(NETWORK STATION RATE ____________ X HOURS CARRIED X % BELOW)
     MON - SUN                        6PM - 11PM*                                30%

     MON - SUN                        5PM - 6PM*                                 15%
                                      11PM - 1AM
     SAT - SUN                        4PM - 5PM

     MON - FRI                        9AM - 5PM                               12.81%

     SUN                              7AM - 4PM**                              10.5%
     SAT                              2PM - 4PM

     SAT                              7AM - 2PM**                              7.88%

     NIGHTLY NEWS                     MON - FRI                                   0%
     NIGHTLY NEWS                     SAT - SUN                                  10%

     TONIGHT SHOW                                                               7.5%

     LATE NIGHT                                                               10.25%

     FRIDAY NIGHT                                                              4.75%

     LATER                                                                        4%

     SATURDAY NIGHT LIVE                                                       6.67%



 * EXCLUDING NIGHTLY NEWS
** EXCLUDING SATURDAY AND SUNDAY TODAY
All times above are expressed in terms of your station's then current local time.

                                  EXHIBIT "C"
                                  -----------

                               WPTZ NEWS PROGRAMS



                                Monday - Friday
                                ---------------

                             12:00 Noon-12:30 P.M.
                                 6:00-6:30 P.M.
                                11:00-11:35 P.M.



                                    Saturday
                                    --------

                                 6:00-6:30 P.M.
                                11:00-11:30 P.M.

                                                                   ATTACHMENT  I


                              AMENDED EXHIBIT "E"

          In consideration of Station entering into this Agreement and the Station's performance of its obligations thereunder, and subject to the Station's compliance with each and every of its commitments regarding clearance and preemption of NBC programming as set forth in this Agreement (which the parties expressly agree and acknowledge are the essence of this Agreement), NBC agrees to pay Station, for each quarter during the term of this Agreement, an Additional Payment Amount as calculated herein.

          1. The "Additional Payment Amount" for each quarter shall equal the product of (a) the total during such quarter of the hours broadcast live by the Station of NBC Prime Time programming for which compensation is payable multiplied by (b) the Station's Additional Payment Rate (as defined below).
-------------

          2.   The Station's "Additional Payment Rate" shall be calculated by dividing (a) the Additional Consideration for the Station as set forth below by
--------                                                                     --
(b) 1070 hours (representing the stipulated total number of Prime Time hours for which compensation is payable to be cleared by Station in a Broadcast Year).

          3. The Gross Additional Consideration for Station in any year during the initial term of this Agreement shall be the difference between (a) $830,000 and (b) the amount of compensation payable to Station for such year calculated on the basis of Station's Network Station Rate and Compensation Matrix (as in effect as of the date hereof) and Station's agreed clearance levels for NBC programming for such year (without giving effect to any preemptions permitted under Paragraphs 3(b), 3(c) and 3(d) of this Agreement) and assuming that Station is clearing the Fourth Daytime Hour as of January 1, 1996. For 1996 and other years in which there are Olympic or other special event programs for which compensation is not payable, such programs will be treated as if they are compensable for purposes of calculating the amount of Station's compensation pursuant to the foregoing clause (b) of this Paragraph 3.

          4. Additional Payment Amounts payable to the Station hereunder shall be due and payable at the same time as compensation is payable to the Station.

          5. The formula relating to the Additional Payments as set forth on this Exhibit E has been calculated based on the Station achieving, commencing as of January 1, 1996, a total aggregate target amount of annual consideration (including (x) compensation payable pursuant to Paragraph 5 of this Agreement and (y) Additional Payment Amounts) of $830,000.

The foregoing total target amount is based on the following assumptions:

          (i) The Station performs all of its obligations and commitments under this Agreement and complies with each and every of its commitments regarding clearance (without any preemptions) of NBC programming as set forth in this Agreement; specifically, the foregoing amounts assume that the Station is broadcasting NBC programming live in all of the Programmed Time Periods applicable to the Station and NBC Sports Programming as provided for in this Agreement, and is not preempting any such NBC programming (i.e. Station is not utilizing the permitted "Prime

Time Preemption Amounts" and "Sports Preemption Amounts" (as such terms are defined in this Agreement));

          (ii) The Station fulfills its commitments set forth in this Agreement regarding local news programming and NBC promotion (i.e. 2600 GRPs promotion plan); and

          (iii) The foregoing total target amount may not be achieved in years in which NBC offers Olympic programming and/or in years in which a significant portion of NBC programming consists of news coverage in addition to regularly scheduled news programming.